Exhibit 7(b)(ii)

[THE REGISTRANT HAS APPLIED FOR CONFIDENTIAL TREATMENT OF CERTAIN TERMS IN THIS EXHIBIT WITH THE SECURITIES AND EXCHANGE COMMISSION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED. THE OMITTED PORTIONS OF THIS EXHIBIT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.]

Amendment Number 4

Effective January 1, 2017

to the

Amended and Restated Automatic Indemnity Reinsurance Agreement

between

Lincoln Life & Annuity Company of New York

(the “Ceding Company”) and

The Lincoln National Life Insurance Company of Fort Wayne, Indiana

(“the Reinsurer”)

The components of this Amendment are effective as of the various dates as more fully described below.

RECITALS

1.                                      The Ceding Company and the Reinsurer entered into an Amended and Restated Automatic Indemnity Reinsurance Agreement as of January 1, 2010 as novated from Lincoln National Reinsurance Company (Barbados) Limited, as the former Reinsurer, to the Reinsurer, and as further amended (“the Agreement”).

2.                                      Article XVII, Section 8 of this Agreement permits amendments as long as they are made in writing, signed by duly authorized officers of both parties.

3.                                      Article II, Section 3 of this Agreement calls for Schedules A and B of the Agreement to be updated as necessary to reflect the addition of Contracts and revisions to Contracts covered under the Agreement

4.                                      The Ceding Company and the Reinsurer wish to make such an amendment to reflect products currently covered under the Agreement, each product to be added retroactive to the date the Company began selling that particular product.

AGREEMENT

NOWTHEREFORE, in consideration of these premises and the mutual covenants contained herein, the Ceding Company and the Reinsurer agree to amend the Agreement as follows:

1.              Effective January 1, 2017 the definition of Statutory Reserve(s) in Article I will be replaced in its entirety with the following:

Statutory Reserve(s) means the Ceding Company’s reserves computed on a stand-alone basis for the riders reinsured under this Agreement according to New York insurance regulatory requirements at the valuation date.

2.              Effective January 20, 2015 the Lincoln Lifetime IncomeSM Advantage 2.0 Managed Risk Rider, I4Life® Advantage with GIB Managed Risk Rider and 4Later® Advantage Managed Risk Rider shall be added to Schedule A of the Agreement.

3.              Effective May 12, 2014 the Protected Funds Riders were changed to Managed Risk Riders.

4.              Effective August 29, 2016 the Lincoln Market Select Advantage Variable Annuity Living Benefits Rider shall be added to Schedules A and C of the Agreement.

5.              Effective August 29, 2016 the reinsurance rates for the i4Life GIB product shall be changed in Schedule C of the Agreement.

6.              Effective January 9, 2017 the 4LATER® Select Advantage Rider shall be added to Schedules A and C of the Agreement.

7.              The Ceding Company and the Reinsurer agree that Schedules A, B, and C of the Agreement shall be replaced in their entirety with Schedules A, B, and C attached hereto.

8.              No riders added to contracts issued on or after 1/1/18 will be ceded under this Agreement.

9.              All terms, provisions and conditions of this Agreement will continue unchanged except as specifically revised in this Amendment.

In WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

LINCOLN LIFE & ANNUITY		THE LINCOLN NATIONAL
COMPANY OF NEW YORK		INSURANCE COMPANY

By:	/s/ Kris Kattman	By:	/s/ Stephen Turer
Name: Kris Kattman		Name: Stephen Turer
Title: VP		Title: SVP
Date: 21 December 2017		Date: 21 December 2017

SCHEDULE A

Reinsurance of Guaranteed Benefits (“GB”)

Effective January 9, 2017

Each contract listed in Schedule B contains one or more GB.  GBs which are covered by this Agreement include the following:

Marketing Name of Benefit	Policy Form Nos.
Lincoln SmartSecurity® Advantage
Variable Annuity Rider	32793

i4LIFE® Advantage with Guaranteed Income Benefit
Variable Annuity Income Rider	I4LA
Variable Annuity Payment Option Rider effective 9/1/10	I4LA-Q
Variable Annuity Payment Option Rider effective 9/1/10	I4LA-NQ
Guaranteed Income Benefit	GIB
Increasing GIB	IGIB
Annual GIB	AGIB
Select Guaranteed Income Benefit	AR-528

i4LIFE® Advantage with Guaranteed Income Benefit (Managed Risk) effective 5/21/12	AR-528

4LATER® Advantage
Guaranteed Income Later Rider	4Later

4LATER® Advantage (Managed Risk) effective 7/2/12	AR-547

4LATER® Select Advantage effective 1/9/17	AR-547

Lincoln Lifetime Income SMAdvantage
Variable Annuity Living Benefits Rider	AR-512

Lincoln Lifetime Income SMAdvantage 2.0 &
Lincoln Lifetime Income SMAdvantage 2.0 (Managed Risk) effective 4/2/12
Variable Annuity Guarantee Income Benefit (NY version) effective 9/1/10	AR-529

Lincoln Lifetime Income SMAdvantage 2.0 (Managed Risk) eff. 1/20/15	AR-529
i4LIFE® Advantage with Guaranteed Income Benefit (Managed Risk) effective 1/20/15	AR-528
4LATER® Advantage (Managed Risk) effective 1/20/15	AR-547

Lincoln Market Select® Advantage
Variable Annuity Guarantee Income Benefit (NY version) eff. 8/29/16	AR-529

SCHEDULE B

CONTRACTS WITH ACCEPTED COVERAGES

Contracts covered by this Agreement include all Contracts issued by the Ceding Company from the following list.

ChoicePlus Variable Annuity

ChoicePlus Access Variable Annuity

ChoicePlus II Variable Annuity

ChoicePlus II Access Variable Annuity

ChoicePlus II Bonus Variable Annuity

ChoicePlus II Advance Variable Annuity

ChoicePlus Assurance (A Share) (includes wrap fee version)

ChoicePlus Assurance (B Share)

ChoicePlus Assurance (C Share)

ChoicePlus Assurance (Bonus)

ChoicePlus Assurance (L Share)

ChoicePlus Momentum Income Option

ChoicePlus Design (includes all share classes)

American Legacy III

American Legacy III Plus

American Legacy III View

American Legacy III C-Share

Shareholders Advantage (includes wrap fee version)

American Legacy Design (includes all share classes)

Lincoln Investor Advantage® B-Share

Lincoln Investor Advantage® C-Share

Lincoln Investor Advantage® Fee Based

Lincoln Investor Advantage® RIA

American Legacy® Series B-Share

American Legacy® Series L-Share

American Legacy® Series C-Share

American Legacy® Signature 1

American Legacy® Signature 2

American Legacy® Fusion

Shareholders Advantage A-Class

American Legacy III B-Class

Lincoln ChoicePlusSM Fusion

Lincoln ChoicePlusSM Signature 1

Lincoln ChoicePlusSM Signature 2

Lincoln ChoicePlus AssuranceSM Series B-Share

Lincoln ChoicePlus AssuranceSM Series C-Share

Lincoln ChoicePlus AssuranceSM Series L-Share

Lincoln ChoicePlus AssuranceSM Series B-Class

Lincoln ChoicePlus AssuranceSM (Prime)

Lincoln ChoicePlus AssuranceSM Rollover

Lincoln ChoicePlus AssuranceSM A-Class

Lincoln InvestmentSolutionsSM

Lincoln ChoicePlusSM Advisory

American Legacy® Advisory

Lincoln Investor Advantage® Advisory

SCHEDULE C

PREMIUM RATE SCHEDULE

Effective January 9, 2017

Initial Reinsurance Premium:

The Initial Reinsurance Premium shall equal the Treaty Reserve applicable to each Individual Policy on the date it is first covered by this Agreement. For all business issued by the Ceding Company after the Agreement’s effective date, the Initial Premium shall be zero.

Base Reinsurance Premium Rates:

Type of Benefit				All Contracts
GLB Type	Effective Date of Rate Application	Rates Applied to Riders Effective	Base Reinsurance Premium Annual Rate	Expense, Profit, and Risk Charge	Applied to
Lincoln SmartSecurity Advantage – 5 Yr Optional Reset	7/1/2003	Riders effective prior to 5/15/2004	[REDACTED]	[REDACTED]	Guaranteed Benefit (#)
	5/15/2004	Riders effective 5/15/2004 thru 1/19/2009	[REDACTED]
	1/20/2009	Riders effective 1/20/2009 thru 12/2/2012	[REDACTED]
	12/3/2012	Riders effective or reset on or after 12/3/2012	[REDACTED]
Lincoln SmartSecurity Advantage – 1 Yr Automatic Reset		Riders effective before 1/20/2009	[REDACTED]	[REDACTED]	Guaranteed Benefit (#)
	1/20/2009	Riders effective 1/20/2009 thru 12/2/2012	[REDACTED]
	12/3/2012	Riders effective or reset on or after 12/3/2012	[REDACTED]
Lincoln SmartSecurity Advantage – 1 Yr Automatic Reset - Single Life Option with Lifetime Withdrawals		Riders effective before 1/20/2009	[REDACTED]	[REDACTED]	Guaranteed Benefit (#)
	1/20/2009	Riders effective or reset 1/20/2009 thru 12/2/2012	[REDACTED]
	12/3/2012	Riders effective or reset on or after 12/3/2012	[REDACTED]
Lincoln SmartSecurity Advantage – 1 Yr Automatic Reset – Joint Life Option with Lifetime Withdrawals		Riders effective before 1/20/2009	[REDACTED]	[REDACTED]	Guaranteed Benefit (#)
	1/20/2009	Riders effective or reset 1/20/2009 thru 12/2/2012	[REDACTED]
	12/3/2012	Riders effective or reset on or after 12/3/2012	[REDACTED]
4LATER Advantage (and transitioning to i4LIFE)	7/1/2003	Riders effective before 1/20/2009	[REDACTED]	[REDACTED]	Current Income Base (#) or for transitioning to i4LIFE greater of Income Base or Account Value prior to transition (increased for GIB step-ups)
	1/20/2009	Riders effective or reset on or after 1/20/2009	[REDACTED]
	10/1/2009	Riders effective or reset on or after 10/1/2009	[REDACTED]

Type of Benefit				All Contracts
GLB Type	Effective Date of Rate Application	Rates Applied to Riders Effective	Base Reinsurance Premium Annual Rate	Expense, Profit, and Risk Charge	Applied to
4LATER Advantage (Managed Risk) (and transitioning to i4LIFE)	7/2/2012	Riders effective on or after 7/2/2012	[REDACTED]	[REDACTED]	Current Income Base (#) or for transitioning to i4LIFE greater of Income Base or Account Value prior to transition (increased for GIB step-ups)
[REDACTED]
4LATER® Select Advantage (and transitioning to i4LIFE)	1/9/2017	Riders effective on or after 1/9/2017	[REDACTED]	[REDACTED]	Current Income Base (#) or for transitioning to i4LIFE greater of Income Base or Account Value prior to transition (increased for GIB step-ups)

Guaranteed Income Benefit on i4Life		Riders effective before 10/1/2009	[REDACTED]	[REDACTED]	Variable Account Value
	10/1/2009	Riders effective or reset on or after 10/1/2009	[REDACTED]
Increasing Guaranteed Income Benefit		Riders effective before 10/1/2009	[REDACTED]	[REDACTED]	Variable Account Value
	10/1/2009	Riders effective or reset on or after 10/1/2009	[REDACTED]
Annual Step-Up Guaranteed Income Benefit		Riders effective before 10/1/2009	[REDACTED]	[REDACTED]	Variable Account Value
	10/1/2009	Riders effective or reset on or after 10/1/2009	[REDACTED]
Lincoln Lifetime Income Advantage (and transitioning to i4LIFE)		Riders effective before 1/20/2009	[REDACTED]	[REDACTED]	Guaranteed Benefit (#)or for transitioning to i4LIFE greater of Income Base or Account Value prior to transition (increased for GIB step-ups)
	1/20/2009	Riders effective or reset on or after 1/20/2009	[REDACTED]
Lincoln Lifetime Income Advantage (and transitioning to i4LIFE GIB)		Riders effective before 10/1/2009	[REDACTED]	[REDACTED]	Variable Account Value
	10/1/2009	Riders effective or reset on or after 10/1/2009	[REDACTED]
Lincoln Lifetime Income Advantage 2.0 (and transitioning to i4LIFE)	9/1/2010	Riders effective after 9/1/2010	[REDACTED]	[REDACTED]	Current Income Base (#)or for transitioning to i4LIFE greater of Income Base or Account Value prior to transition (increased for GIB step-ups)
[REDACTED]
Lincoln Lifetime Income Advantage 2.0 (Managed Risk) (and transitioning to i4LIFE)	4/2/2012	Riders effective on or after 4/2/2012	[REDACTED]	[REDACTED]	Current Income Base (#)or for transitioning to i4LIFE greater of Income Base or Account Value prior to transition (increased for GIB step-ups)
Guaranteed Income Benefit on i4Life (AR-528 only)	9/1/2010	Riders effective 9/1/2010 through 8/28/2016	[REDACTED]	[REDACTED]	Variable Account Value
[REDACTED]
	8/29/2016	Riders effective on or after 8/29/2016	[REDACTED]
[REDACTED]
i4LIFE®Advantage with Guaranteed Income Benefit (Managed Risk)	5/21/2012	Riders effective on or after 5/21/2012	[REDACTED]	[REDACTED]	Variable Account Value
[REDACTED]
Lincoln Market Select® Advantage (and transitioning to i4LIFE)				[REDACTED]	Current Income Base (#)or for transitioning to i4LIFE greater of Income Base or Account Value prior to transition (increased for GIB step-ups)

[REDACTED]

[REDACTED]
	8/29/2016	Riders effective on or after 8/29/2016	[REDACTED]

[REDACTED]

(#) Guaranteed Benefit amount and Current Income Base amount are as calculated by the terms of the applicable riders.

Reinsurance premium shall step up to the current charge for any Policy that resets for all benefits.

Reinsurer’s Expense, Profit, and Risk Charge (EPRC):

EPRC shall equal the annual rates shown above, payable monthly in arrears computed in the manner as more fully described below.

Monthly Payment of Reinsurance Premium:

Both the Base Reinsurance Premium and the EPRC are payable in arrears after the end of each calendar month.  The  monthly payment for all benefit types shall be computed by adding the appropriate Base Reinsurance Premium annual rate to the EPRC annual rate, then dividing the total by  twelve and multiplying the result times the end of the month Guaranteed Benefit Amount, the Current Income Base or the Variable Account Value, as applicable.